



                                                     CIT MARINE TRUST 1999-A

                                                    MONTHLY SERVICER'S REPORT




                                                                                               Due Period                 9/30/99
                                                                                               Determination Date        10/12/99
                                                                                               Distribution Date         10/15/99



I.     All Payments on the Contracts                                                                                16,552,915.46
II.    All Liquidation Proceeds on the Contracts with respect to Principal                                             145,055.72
III.   Repurchased Contracts                                                                                                 0.00
IV.    Investment Earnings on Collection Account                                                                         2,474.66
V.     Servicer Monthly Advances                                                                                       632,156.52
VI.    Reimbursement of prior Monthly Advances                                                                        -521,305.12
VII.   Insurer Deposits                                                                                                      0.00
VIII.  Release of the Additional Enhancement Requirement Sub-Account                                                         0.00
IX.    Incorrect Deposits                                                                                                    0.00

Total available amount in Collection Account                                                                       $16,811,297.24
                                                                                                                  ================

Draws from the Reserve Account                                                                                              $0.00
Draws on the Note Insurance Policy                                                                                          $0.00
Draws on the Certificate Insurance Policy                                                                                   $0.00

Total Distribution                                                                                                 $16,811,297.24


DISTRIBUTION AMOUNTS                                                           Cost per $1000
--------------------------------                                              -----------------


1.   (a)  Class A-1 Note Interest Distribution                                                         923,970.13
     (b)  Class A-1 Note Primary Principal Distribution                                             11,794,661.93
     (c)  Class A-1 Additional Principal Distribution Amount                                            69,019.21
               Aggregate Class A-1 Note Distribution                            39.34661929                         12,787,651.27

2.   (a)  Class A-2 Note Interest Distribution                                                         865,166.67
     (b)  Class A-2 Note Primary Principal Distribution                                                      0.00
     (c)  Class A-2 Additional Principal Distribution Amount                                                 0.00
                Aggregate Class A-2 Note Distribution                            4.83333335                            865,166.67

3.   (a)  Class A-3 Note Interest Distribution                                                         570,375.00
     (b)  Class A-3 Note Primary Principal Distribution                                                      0.00
     (c)  Class A-3 Additional Principal Distribution Amount                                                 0.00
                Aggregate Class A-3 Note Distribution                            4.87500000                            570,375.00

4.   (a)  Class A-4 Note Interest Distribution                                                         537,156.25
     (b)  Class A-4 Note Primary Principal Distribution                                                      0.00
     (c)  Class A-4 Additional Principal Distribution Amount                                                 0.00
                Aggregate Class A-4 Note Distribution                            5.20833333                            537,156.25

5.   (a)  Certificate Interest Distribution                                                             51,129.05
     (b)  Certificate Primary Principal Distribution                                                   119,138.00
     (c)  Certificate Additional Principal Amount                                                            0.00
                Aggregate  Certificate Distribution                             15.43930372                            170,267.05

6.    Insurance Fee, including accrued and unpaid amounts                                                               68,903.20

7.    Reimbursement of Insurance Policy Draws
             (a)  Note Insurance Policy                                                                                      0.00
             (b)  Certificate Insurance Policy                                                                               0.00

8.    Lender Fees                                                                                                       20,804.99

9.    Servicing Fee                                                                                                    261,500.68

10.   Deposits to the Additional Enhancement Sub-Account                                                                92,087.70

11.   Deposits to the Reserve Account                                                                                1,437,384.43

Total Distribution                                                                                                 $16,811,297.24
                                                                                                                  ================


           INTEREST
--------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @5.450%                                                                 923,970.13
        (b) Class A-2 Notes    @5.800%                                                                 865,166.67
        (c) Class A-3 Notes    @5.850%                                                                 570,375.00
        (d) Class A-4 Notes    @6.250%                                                                 537,156.25

                     Aggregate Interest on Class A Notes                                                             2,896,668.05

        (e) Certificate @       6.200%                                                                                  51,129.05

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                  0.00
        (b) Class A-2 Notes                                                                                  0.00
        (c) Class A-3 Notes                                                                                  0.00
        (d) Class A-4 Notes                                                                                  0.00

        (e) Certificate                                                                                      0.00

3.   Total Distribution of Interest                                            Cost per $1000
                                                                              -----------------
        (a) Class A-1 Notes                                                      2.84298502            923,970.13
        (b) Class A-2 Notes                                                      4.83333335            865,166.67
        (c) Class A-3 Notes                                                      4.87500000            570,375.00
        (d) Class A-4 Notes                                                      5.20833333            537,156.25

                     Total Aggregate Interest on Class A Notes                                                       2,896,668.05

        (e) Certificate                                                          4.63622840                             51,129.05

           PRINCIPAL
--------------------------------

                                                                              No. of Contracts
                                                                              -----------------
1.   Stated Principal Collected                                                                      3,810,207.70
2.   Principal Prepayments                                                          276              7,958,536.51
3.   Liquidation Proceeds                                                            8                 145,055.72
4.   Repurchased Contracts                                                           0                       0.00

       Total Primary Principal Distribution Amount                                                                  11,913,799.93

5.   Additional Principal Distribution Amount                                                                           69,019.21

6.   Principal Balance before giving effect to Principal Distributions                            Pool Factor
                                                                                                  -----------
        (a) Class A-1 Notes                                                                        0.62597835      203,442,965.01
        (b) Class A-2 Notes                                                                        1.00000000      179,000,000.00
        (c) Class A-3 Notes                                                                        1.00000000      117,000,000.00
        (d) Class A-4 Notes                                                                        1.00000000      103,134,000.00

        (e) Certificate                                                                            0.89733450        9,895,944.83

7.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                  0.00
        (b) Class A-2 Notes                                                                                                 0.00
        (c) Class A-3 Notes                                                                                                  0.00
        (d) Class A-4 Notes                                                                                                  0.00

        (e) Certificate                                                                                                      0.00


8.   Principal Distributions                                                   Cost per $1000
                                                                              -----------------
        (a) Class A-1 Notes                                                     36.50363428                         11,863,681.14
        (b) Class A-2 Notes                                                      0.00000000                                  0.00
        (c) Class A-3 Notes                                                      0.00000000                                  0.00
        (d) Class A-4 Notes                                                      0.00000000                                  0.00

        (e) Certificate                                                         10.80307533                            119,138.00


9.   Principal Balance after giving effect to Principal Distributions                             Pool Factor
                                                                                                  -----------
        (a) Class A-1 Notes                                                                        0.58947472      191,579,283.87
        (b) Class A-2 Notes                                                                        1.00000000      179,000,000.00
        (c) Class A-3 Notes                                                                        1.00000000      117,000,000.00
        (d) Class A-4 Notes                                                                        1.00000000      103,134,000.00

        (e) Certificate                                                                            0.88653142        9,776,806.83


        RESERVE ACCOUNT                                                                                             Additional
--------------------------------
                                                                                    Loan             Excess         Enhancement
1.  Activity                                                                    Sub-Account       Sub-Account       Sub-Account
                                                                              ----------------------------------------------------

      (a)  Opening Balance                                                       25,312,738.24               0.00      530,675.76
      (b)  Deposits                                                                       0.00       1,437,384.43       92,087.70
      (c)  Investment Earnings                                                      113,784.22               0.00        1,797.05
      (d)  Distributions                                                           -778,830.68      -1,437,384.43            0.00
                                                                              ----------------------------------------------------
      (e)  Ending Balance                                                        24,647,691.78               0.00      624,560.51


                                                                                                                    Additional
                                                                                    Loan             Excess         Enhancement
                                                                                Sub-Account       Sub-Account       Sub-Account
                                                                              ----------------------------------------------------
2.  Distributions from the Reserve Account
       (a)  Draws to the Note Distribution Account                                        0.00               0.00            0.00
       (b)  Draws to the Certificate Distribution Account                                 0.00               0.00            0.00
       (c)  Release to the Collection Account                                             0.00               0.00            0.00
       (d)  Distribution to Lender                                                  778,830.68               0.00            0.00
       (e)  Distribution to Affiliated Owner                                              0.00       1,437,384.43            0.00

                                                                              ----------------------------------------------------
Total Distributions from the Reserve Account                                        778,830.68       1,437,384.43            0.00


           POOL DATA
--------------------------------
                                                                                                   Aggregate
                                                                              No. of Contracts    Pool Balance
                                                                              ----------------    -------------

1.   Pool Stated Principal Balance as of   9/30/99                                  20,116        609,679,617.70

2.   Delinquency Information                                                                                     % of Pool Balance
                                                                                                                 -----------------

              (a) 31-59 Days                                                        371              8,370,755.64     1.373%
              (b) 60-89 Days                                                         86              2,278,084.20     0.374%
              (c) 90-119 Days                                                        38                980,724.72     0.161%
              (d) 120-180 Days                                                       45              1,081,813.34     0.177%
              (d) 181 Days +                                                         24                576,408.58     0.095%

3.   Contracts Repossessed during the Due Period                                     6                 505,152.47

4.   Current Repossession Inventory                                                  21                960,916.71

5.   Net Liquidation Losses for the related Due Period
       (a)  Principal Balance of Liquidated Contracts                                8                 214,074.93
       (b)  Net Liquidation Proceeds on any Liquidated Contracts                                       145,055.72
                                                                                               -------------------
       Total  Net Liquidation Losses for the related Due Period                                                         69,019.21

6.   Cumulative Net Losses on all Liquidated Receivables                             33                                347,621.30

7.   Weighted Average Contract Rate of all Outstanding Contracts                                                           9.476%

8.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                             160.390

9.   Weighted Average Remaining Original Term to Maturity of all Outstanding Contracts                                    184.659


       TRIGGER ANALYSIS
--------------------------------

Due Periods                                                                    Excess Collections   Pool Balance
Current                                                              Sep-99     1,506,403.64       609,679,617.70
Prior Month                                                          Aug-99     1,463,186.08       621,662,436.84
Second Prior Month                                                   Jul-99     1,529,483.15       634,731,998.53

Sum of Excess Collections                                                       4,499,072.87

Annualized (x4)                                                                17,996,291.48

Average Pool Balance                                                          622,024,684.36

Net Yield                                                                             2.8932%

Net Yield trigger level.                                                              1.0000%

                         Net Yield trigger in effect ?                                                 NO





      CREDIT ENHANCEMENT
--------------------------------

Required Enhancement

        Available Reserve Amount for the next Distribution Date
             (Initially 27,568,581. to a floor of 7,351,622.)                                       24,647,691.78

        Overcollateralization after the application of all the Principal Distributions
              (Initially zero to be increased to 9,189,527.)                                         9,189,527.00
                                                                                             --------------------

                 Credit enhancement available for the next Distribution Date                        33,837,218.78           5.55%

                 Required Enhancement (5.55% of the current Pool Balance
                     to a floor of 16,541,149.)                                                     33,837,218.78           5.55%


Additional Credit Enhancement                                                          Balance        Enhancement      Percentage

          More than 180 days delinquent                                             576,408.58         144,102.15             25%

           Repossession Inventory                                                   960,916.71         480,458.36             50%
                                                                              ------------------------------------

                  Total Additional Enhancement                                                         624,560.51

Amount on deposits in the Additional Enhancement Sub-Account                                           624,560.51



         MISCELLANEOUS
--------------------------------

1.   Monthly Servicing Fees                                                                                            261,500.68

2.   Servicer Advances                                                                                                 632,156.52

3.  Reserve Account Loan Activity
      (a)  Distribution on Loan:
                Interest                                                                               134,589.21
                Principal                                                                              665,046.46
                      Total P&I                                                                                        799,635.67

      (b)  Beginning Loan Balance                                                                                   25,312,738.24
      (c)  Principal Payment                                                                                           665,046.46
      (d)  Ending Loan Balance                                                                                      24,647,691.78

